Certified Services, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)


                                                                                     For the Six Months Ended
                                                                                   --------------------------
                                                                                             June 30,
                                                                                   --------------------------
                                                                                     2002              2001
                                                                                   -----------    -----------

Cash Flows From Operating Activities

         Net Income (Loss)                                                         $(2,910,711)   $  (452,708)
         Adjustments to reconcile net income (loss) to net cash
             provided (used) by operating activities:
                  Depreciation and amortization                                         67,278         32,948
                  (Increase) decrease in:
                           Accounts receivable                                      (1,878,104)       (26,649)
                           Cash (restricted)                                        (5,124,790)             0
                           Shareholder loan receivable                                       0        (90,000)
                           Employee advances                                            49,858        (12,298)
                           Client deposits                                                   0         (5,000)
                           Capital contribution receivable                           1,000,000              0
                           Non trade receivable                                        150,000              0
                           Prepaid expenses                                         (2,956,038)        14,620
                  Increase (decrease) in:
                           Accounts payable and accrued expenses                     1,716,644        125,268
                           Note payable                                             (1,848,000)             0
                           Payroll tax payable                                       1,779,764        108,747
                           401K contributions payable                                  172,144         35,405
                           Customer deposits                                           (90,715)             0
                           Workers compensation claims reserve (current portion)       736,516         40,604
                           Due to related entity                                             0        (12,517)
                                                                                   -----------    -----------

Net Cash Provided by (Used in) Operating Activities                                 (9,136,154)      (241,580)

Cash Flows From Investing Activities

        Purchase of Property and Equipment                                            (181,226)      (181,459)
        Cash payment of Deposits and Other Assets                                     (181,375)             0
                                                                                   -----------    -----------
            Net Cash (Used in) Provided By Investing Activities                       (362,601)      (181,459)
                                                                                   -----------    -----------

Cash Flows From Financing Activities

        Repayments of Long Term Debt                                                 6,100,000              0


        Increase in common stock                                                             0         51,100


        Increase (decrease) in paid in capital                                               0        782,458
        Increase in workers compensation claim reserve (long term)                     377,227        188,328
                                                                                   -----------    -----------
            Net Cash Provided by (Used in) Financing Activities                      6,477,227      1,021,886
                                                                                   -----------    -----------
Net Increase (Decrease) in Cash                                                     (3,021,528)       598,847
Cash at Beginning of Period                                                            (32,104)       202,464
                                                                                   -----------    -----------
Cash at End of Period                                                              $(3,053,632)   $   801,311
                                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW

                 INFORMATION Cash Paid during the Period:

Interest Expense                                                                   $    30,244    $     1,920
                                                                                   -----------    -----------





                                      F-17